REPUBLIC OF TEXAS BRANDS INCORPORATED EMPLOYMENT AGREEMENT

WITH JERRY GRISAFFI

THIS EMPLOYMENT AGREEMENT entered into as of this 1st day of April, 2013, between Republic of Texas Brands Incorporated (hereinafter "RTXB" or "Company") and Jerry Grisaffi (hereinafter. the "Executive").

WHEREAS, RTXB desires lo employ Executive and to ensure the continued availability to RTXB of the Executive's services, and the Executive is willing to accept such employment and render such services, all upon ad subject to the terms and conditions contained in this Agreement and

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and intending to be legally bound, RTXB and the Executive agree as follows:

Term of Employment

(a) Term RTXB hereby employs the Executive, and the Executive hereby accepts employment with RTXB, for period commencing April I,2013.

(b) The Company and the Executive agree that for a ten year (1O) period beginning on September 1, 2013, the Executive shall perform services for the Company. The last day of the 10 year period shall be the termination Date" for purposes of this Agreement. Termination of this agreement can be made by either party without penally upon 10 days written notice after the Termination Date. ;

(c) Renewal of term. Unless the Company shall have given written notice at least 180 days prior to the Termination Date, this Agreement shall renew and continue in effect for additional one-year periods (and 'all provisions of this anniversary from such original Termination Date shall thereafter be designated as the "Termination Date" for all purposed under this Agreement}, provided, however that the Company may, at its election, at any time after the expiration of the initial term of this Agreement, give the Executive notice of Termination, in which event the Executive shall continue to receive, as severance pay, his base salary and benefits set forth in Sections 3 ad 4 below for a 12 full months following such notice of termination. During such 12-month period, the Board may modify the Executive's duties as described below. The Company agrees that it will not unreasonably withhold any annual renewals of this Agreement.

Duties

General Duties

The Executive shall serve as Chief Executive Officer "CEO" of Republic of Texas Brands; Incorporated, with duties and responsibilities that are consistent with the Executive is duties and responsibilities as of the date of this Agreement. The Executive will use his best effort to perform his duties and discharge his responsibilities pursuant to this Agreement competently, faithfully. In determining whether or not the Executive has used his best efforts hereunder, the Executive's and RTXB's delegation of authority and all surrounding circumstances shall be taken into account and the best efforts of the Executive shall not be judged solely Republic of Texas Brands Incorporated earnings or other results of the Executive's performance.

Devotion of Time

The Executive shall devote all of his time, attention and energies during normal business hours (exclusive of periods of sickness and disability and of such normal holiday and vacation Periods as have been established by RTXB to the affairs of the RTXB.

REPUBLIC OF TEXAS BRANDS INCORPORATED

EMPLOYMENT CONTRACT WITH JERRY GRISAFFI

Compensation and Expenses

Salary

For services rendered under this agreement, Executive will be paid $125,000 per year in accordance;with the Company' s established payroll cycles. Executive will be eligible for salary increases per year of $25,OOO, or a greater amount as approved by the Company's Board of Directors, based on Executive's anniversary date.

Bonus

Executive will receive a bonus of $30,000 annually, or a greater amount as approved by the Company's Board of Directors. The Company will establish a policy concerning the timing of the annual Bonus payments for Company Executives.

Stock

Executive will be granted 10,000,000 shares of Republic of Texas Brands Incorporated Series A Preferred Stock and 1,000,000 shares of Republic of Texas Brands Incorporated Series B Preferred Stock and 1,500,000,000 shares of Republic of Texas Brands Restricted Common Stock upon execution of this agreement.

Stock Options

Executive will participate in the Company' s Employee Stock Option Plan to be established to the Company's Board of Directors.

Expenses

In addition to any compensation received, Company Will Reimburse or advance funds to the Executive for all reasonable travel, entertainment, professional organizations, professional development, professional licensure fees and miscellaneous expenses.

Executive will be reimbursed 100% for cell phone usage.

Benefits

Vacation. For each 12-month period during the term of employment, the Executive will be entitled to four weeks of vacation without loss of compensation or other benefits to which he/she is entitled under this Agreement, to be taken at such times as the Executive may select and the affairs of the\Company may permit. Any unused vacation time can be carried over from year to year.

Holiday Pay

Executive will be paid for all standard federal holidays and up to 3 floating personal day per year.

Sick Pay -Executive will be paid for up to 3 weeks of sick pay per year.

Employee Benefit Programs

The Executive is entitled to participate in any pension, 401(k), insurance or other employee benefit plan that is maintained by the Company for its Executive Officers, including programs of life and medical insurance and reimbursement of membership dues in civic, social and professional organizations.

Insurance

The Company shall reimburse Executive I 00% amount of premiums on the Company's medical insurance policy and all other medical, dental or insurance programs offered through the Company, covering Executive and Executive's dependents.

Use of Company Vehicle-Executive will select a Company vehicle with the approval of the Company's Chief Executive Officer. Company will pay for buying or leasing the vehicle, and all gasoline, maintenance, and insurance for the Company vehicle.

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REPUBLIC OF TEXAS BRANDS INCORPORATED

EMPLOYMENT CONTRACT WITH JERRY GRISAFFI

Executive and his immediate family are authorized to eat at any Soulman's Barbecue Restaurant free of charge,

Termination

Termination Company will agree to pay Executive one year·'s salary and benefits, as outlined in Sections 3 and 4 above, for termination other than cause.

Termination fur Cause. RTXB may terminate the Executive's employment pursuant to the terms of this Agreement at any time for cause by giving written notice of termination. Such termination will become effective upon the giving of such notice. Upon any such termination for cause, the Executive shall have no right to compensation, bonus or reimbursement under Section 3, or to participate for any employee benefit programs under Section 4, except as provided by law, for any period subsequent to the effective date of termination. For purposes of this Section 5(b), "cause" shall merit:(I) the Executive is convicted of a felony which is directly related to the Executive's employment or the business of the Company; (ii) the Executive, in carrying out his duties hereunder, has been found in a civil action to have committed gross negligence or intentional misconduct resulting in either case in direct material harm to the Company; (iii) the Executive is found in a civil action to have breached his fiduciary duty to the Company resulting in direct profit to him;or (iv) the Executive is found in a civil action to have materially breached any provision of Section 6 or Section 7. The term "found in a civil action" shall not apply until all appeals permissible under the applicable rules of procedure or statute have been determined and no further appeals are permissible.

Executive's Resignation

Executive must give a minimum of 6 weeks' notice in writing prior to canceling the agreement. If Executive fails to give a minimum of 6 weeks' notice in writing prior to canceling this agreement, the Executive shall have no right to compensation, bonus or reimbursement under Section 3, or to participate in any employee benefit programs under Section. 4, except as provided by law, for any period subsequent to the effective date of termination.

Death or Disability

Except as otherwise provided in this Agreement, it shall terminate upon the death or disability of the Executive. For purposes of this Section S(d), "disability" shall mean that for a period of 12 consecutive months in any 12-month period the Executive is incapable of substantially fulfilling the duties set forth in Section 2 because of physical, mental or emotional incapacity resulting from injury, sickness or disease. In the event of Executive's disability, the Executive will be paid compensation, benefits and bonus which may accrue during the period of disability up to a total of 18 months, or for the remainder of this Agreement, whichever time is greater. '

Continuing Effect Notwithstanding any termination of the Executive's employment as provided in this Section 5 or otherwise, the provisions of Section 6 shall remain in full force and effect, except as otherwise provided in this agreement.

Non-disclosure of Confidential information

The Executive acknowledges that during his employment be will learn and will have access to confidential information regarding RTXB and its affiliates, including without limitation (i) confidential o secret plruis, programs, documents, agreements or other material !'elating to the business, services or activities of RTXB and its affiliates and (ii) u·ade secrets, market reports, customer investigations, customer lists and other similar information that is proprietary information of RTXB or its affiliates (collectively referred to as "Confidential Information"). The us as “Confidential Information”)

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REPUBLIC OF TEXAS BRANDS INCORPORATED

EMPLOYMENT CONTRACT WITH JERRY GRISAFFl

The Executive acknowledges that such Confidential Information as is acquired and used by the

Company if its affiliates is a special, valuable and unique asset.

All records, files, materials and Confidential Information obtained by the Executive in the course of his employment with the Company are confidential and proprietary and shall remain the exclusive property of the Company or its affiliates, as the case may be. The Executive will not, except in connection with and as required by his performance of his duties under this Agreement, for any reason use for his own benefit or the benefit of any person or entity with which he may be associated or disclose any such,Confidential Information to any person, firm, corporation, association by other entity for any reason or purpose whatsoever without the prior written consent of the Board unless such Confidential Information previously shall have become public knowledge through no action by or omission of the Executive.

Equitable Relief

RTXB and the Executive recognize that the services to be rendered under this Agreement by the Executive are special, unique and of extraordinary character, and that in the event of the breach by the Executive of the terms and conditions of this Agreement or if the Executive, without the prior consent of the Board shall leave his employment for any reason and take any action in violation of Section 6, RTXB will be entitled to institute and prosecute proceedings in any court of competent jurisdiction referred to in Section 9(b) below, to enjoin the Executive from breaching the provisions of Section 6 or Section 7. In such action, RTXB will not be required to plead or prove irreparable harm or lack of an adequate remedy at law. Nothing contained in this Section 7 shall be construed to prevent RTXB from seeking such other remedy in arbitration in case of any breach of this Agreement by the Executive, as RTXB may elect.

Assignability

The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, provided that such successor or assign shall acquire all or substantially all of the securities or assets of RTXB. The Executive's obligations hereunder may not be assigned or alienated and any attempt to do so by the Executive will be void.

Severability

The Executive expressly agrees that the character, duration and geographical scope of the provisions set forth in this Agreement are reasonable in light of the circumstances as they exist on the date hereof. Should a decision, however, be made at a later date by a court of competent jurisdiction that the character, duration or geographical scope of such provisions is unreasonable, then it is the intention and the agreement of the Executive and the Company that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the Executive’s conduct that are reasonable in the light of the circumstances and as are necessary to assure to the Company the benefits of this Agreement. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because taken together they are more;extensive than necessary to assure to the Company the intended benefits of this Agreement, it is expressly understood and agreed by the parties hereto that the provisions of this Agreement that, if eliminated, would permit the remaining separate provisions to be enforced in such proceeding shall be deemed eliminated, for the purposes of such proceeding, from this Agreement.

If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by (he laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the

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REPUBLIC OF TEXAS BRANDS INCORPORATED

EMPLOYMENT CONTRACT WITH JERRY GRISAFFI

other. The remaining provisions of this Agreement shall be valid and binding and of like effect as though sue provision was riot included.

Notices and Addresses

All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

To the Company:

Republic of Texas Brands Incorporated

3030 LBJ Freeway,

Suite 700

Dallas; TX 75234

To the Executive:

or to such other address as either of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the senders facsimile machine shall be conclusive evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an origiqal but all of which together shall constitute one and the same instrnment. The execution of thisiAgrcement may be by actual or facsimile signature.

Attorney's Fees

In the event that there is any controversy or claim arising out of or relating to this Agreement, or to:the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney's fee, costs and expenses.

Governing Law

This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, and the obligations provided therein or performance shall be governed or interpreted according to the internal laws of the State of Texas without regard to choice of law considerations.

Entire Agreement

This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against whom enforcement or the change, waiver discharge or termination is sought.

IN WITNESS WHEREOF, RTXB and the Executive have executed this Agreement as of the date and year first above written.

By:

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ACTION BY WRITTEN CONSENT OF THE BOARD OF Of DIRECTORS OF

REPUBLIC OF TEXAS BRANDS INC

The undersigned,being the directors of Republic of Texas Brands Inc.,(RTXB), a Nevada corporation (the "Corporation"), hereby consents to and adopt the following resolution pursuant to the provisions of

Nevada Statutes.

WHEREAS, Jerry Grisaffi was issued an employment agreement with Republic of Texas Brands Inc.,on the 1"day of April, 2013, this is the certify that this contract is still valid for the terms originally written.

NOW THEREFORE, B IT RESOLVED, that the Board of Directors of the Corporation under the By Laws of the Corporation hereby appoints Jerry Grisaffi to sign all papers pertaining to this transaction;

RESOLVED FURTHER,: that the officers of the Corporation,acting singly, for and on behalf of the

Corporation,are hereby authorized to execute any and all documents and perform any and all acts that they, in their sole discretion,deem necessary or appropriate to affect the aforesaid Resolution.

IN WITNESS WHEREOF,the undersigned directors of Republic of Texas Brands, Inc.,does hereby execute this Consent to Action to be effective as of July 3, 2014.

 /s/ Jerry Grisaffi

Jerry Grisaffi, Director

Mark Ussery,Director

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